Wachovia Services Conference September 11, 2007 Phil Milne Chairman, President & Chief Executive Officer MoneyGram Proprietary & Confidential. (c) 2007 MoneyGram. All rights reserved.

Good News... 2 The fundamentals of the business are very positive MT location growth MT transaction growth The "other" news... The investment portfolio continues to perform as we would expect An ability to "buy and hold" is a significant difference from the "headlines" Rigorous credit management strategy Portfolio management team possesses more than 70 years of cumulative investment experience MoneyGram Proprietary & Confidential. (c) 2007 MoneyGram. All rights reserved.

Strategic Priorities Provide consumers with a superior value and tell them about it Investing in the brand Signage, Red Shops, Street Teams, Advertising, Promotional Activities Expand distribution and create new delivery methods Agent locations, retail locations, and virtual Convenience, expanding global reach Deliver new payment products and related financial services In-Person Bill Payment and Electronic Payments Complementary to current platform Build a superior, low cost platform Customer care, compliance, back-office systems Investment and implementation MoneyGram Proprietary & Confidential. (c) 2007 MoneyGram. All rights reserved. 3

Money Transfer Market Opportunity 2006 market size: $269 billion* *Based on global dollars sent per Aite Group (2005) - C2C only Increasing global market share Continued opportunity Other WU MG Relative Market Share 80 16 4 4 MoneyGram Proprietary & Confidential. (c) 2007 MoneyGram. All rights reserved.

MoneyGram Proprietary & Confidential. (c) 2007 MoneyGram. All rights reserved. 5 Money Transfer is healthy.... distribution Location growth is a priority, reaching 135,000 locations at August 31, 2007 Agent Locations (000's)

MoneyGram Proprietary & Confidential. (c) 2007 MoneyGram. All rights reserved. 6 Money Transfer is healthy.... transaction growth Transaction growth Q307 to date was 28% Transaction Growth %

Float Portfolio - Strategy Payment Systems Strategy Deliberate "slow growth" approach No growth over past several years Very selective with competitor leaving the market Financial institutions are a valuable distribution channel Portfolio Investment Strategy Provide liquidity for payment service obligations Short-term liquidity source is issuance of checks Long-term liquidity is retention of customers Protect principal Highly-rated securities Diversification - credit rating, name, collateral Generate long-term returns 3-5 year contracts, little turnover Stability of interest margin MoneyGram Proprietary & Confidential. (c) 2007 MoneyGram. All rights reserved. 7

US Agcy / Trsy AAA AA A BBB Not Rated Grade 11 40 25 20 1 3 Float Portfolio - Overview Weighted Average Rating of AA Portfolio size at 6/30/07 $5.6 billion MoneyGram Proprietary & Confidential. (c) 2007 MoneyGram. All rights reserved. 8

Residential Mortgage Back Securities (RMBS) US Govt Agency AAA AA A Below A Grade 546021 849166 75870 39177 2755 RMBS exposure of $1.5 billion at 06/30/2007 (Does not include any subprime exposure) US Govt Agency Alt-A Whole Loan Pools Grade 546021 645950 321018 Type Rating MoneyGram Proprietary & Confidential. (c) 2007 MoneyGram. All rights reserved. 9 Vintage 2007 2006 2005 2004 Pre 2004 Grade 1 2 13 30 54

Alt-A Mortgages AAA AA A Below A Grade 561827 58260 23108 2755 $646 million at 06/30/2007 MoneyGram Proprietary & Confidential. (c) 2007 MoneyGram. All rights reserved. 10 Vintage Rating 2007 2006 2005 2004 Pre 2004 Grade 1 5 20 36 39

Subprime Mortgages AAA AA A Below A Grade 12 43 42 3 $384 million at 06/30/2007 MoneyGram Proprietary & Confidential. (c) 2007 MoneyGram. All rights reserved. 11 Vintage Rating 2007 2006 2005 2004 Pre 2004 Grade 1 10 19 39 31

Collateral Debt Obligations (CDO) AAA AA A Below A Grade 36 27 30 6 $620 million at 06/30/2007 with some exposure to subprime MoneyGram Proprietary & Confidential. (c) 2007 MoneyGram. All rights reserved. 12 Rating High Grade - $191 million: 56% 23% 14% 7% Mezzanine - $429 million: 28% 28% 36% 8% AAA AA A Less than A AAA AA A Less than A

Credit Management Strategy 13 Diversification Smaller size investments Manager due diligence Collateral reviews Internal base case and stress scenarios Servicer and originator review Discount purchases No "market value" deals MoneyGram Proprietary & Confidential. (c) 2007 MoneyGram. All rights reserved.

Summary MoneyGram Proprietary & Confidential. (c) 2007 MoneyGram. All rights reserved. 14

Clear strategies for long-term growth Strong, growing and defensible market positions Favorable end-market dynamics Leader in payment services solutions and platforms Continued reinvestment in business Long-term contracts Investment Proposition MoneyGram Proprietary & Confidential. (c) 2007 MoneyGram. All rights reserved. 15

Q & A Session Wachovia Securities Conference September 11, 2007 MoneyGram Proprietary & Confidential. (c) 2007 MoneyGram. All rights reserved. 16